UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2015

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable.

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Purchase and Exchange Agreements

On August 13, 2015, SandRidge Energy, Inc. (the “Company”) entered into separate privately negotiated purchase and exchange agreements (the “Purchase and Exchange Agreements”) under which it will repurchase and retire $250 million aggregate principal amount of its senior unsecured notes for $94.5 million cash and will exchange $275 million aggregate principal amount of its senior unsecured notes for the same aggregate principal amount of new convertible unsecured senior notes, which if fully converted would convert into an aggregate of 100 million shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), subject to certain adjustments.

The Company entered into the Exchange and Purchase Agreements with certain holders of its 8.75% Senior Notes due 2020 (the “2020 Outstanding Notes”), its 7.5% Senior Notes due 2021 (the “2021 Outstanding Notes”), its 8.125% Senior Notes due 2022 (the “2022 Outstanding Notes”) and its 7.5% Senior Notes due 2023 (the “2023 Outstanding Notes” and, together with the 2020 Outstanding Notes, the 2021 Outstanding Notes and the 2022 Outstanding Notes, the “Outstanding Notes”) to exchange in private placements in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, (the “Exchange Transactions”) $15.9 million aggregate principal amount of the 2020 Outstanding Notes, $40.7 million aggregate principal amount of the 2021 Outstanding Notes, $101.8 million aggregate principal amount of the 2022 Outstanding Notes and $116.6 million aggregate principal amount of its 2023 Outstanding Notes for $158.4 million aggregate principal amount of its new 8.125% Convertible Senior Notes due 2022 (the “2022 Convertible Notes”) and $116.6 million aggregate principal amount of its new 7.5% Convertible Senior Notes due 2023 (the “2023 Convertible Notes” and, together with the 2022 Convertible Notes, the “New Convertible Notes”).

In addition to the Exchange Transactions, the Purchase and Exchange Agreements provide for the repurchase and retirement of an aggregate of $250 million principal amount of Outstanding Notes, including $29.3 million aggregate principal amount of the 2020 Outstanding Notes, $111.6 million aggregate principal amount of the 2021 Outstanding Notes, $26.1 million aggregate principal amount of the 2022 Outstanding Notes and $83.0 million aggregate principal amount of the 2023 Outstanding Notes, for total cash payments of $94.5 million (the “Outstanding Notes Repurchases” and, together with the Exchange Transactions, the “Transactions”). The terms of the Outstanding Notes will remain unchanged.

The Company expects that the Transactions will close on August 19, 2015.

Conversion Features of the New Convertible Notes

The New Convertible Notes will be convertible, at the option of the holders, into shares of Common Stock at any time from the date of issuance up until to the close of business on the earlier of (i) the fifth business day following the date of a mandatory conversion notice, (ii) with respect to a New Convertible Note called for redemption, the business day immediately preceding the redemption date or (iii) the business day immediately preceding the maturity date. In addition, if a holder exercises its right to convert on or prior to the first anniversary of the issuance of the New Convertible Notes, such holder will receive an early conversion payment in an amount equal to the amount of 18 months of interest payable on the applicable series of converted New Convertible Notes. If a holder exercises its right to convert after the first anniversary of the issuance of the New Convertible Notes but on or prior to the second anniversary of the issuance of such New Convertible Notes, such holder will receive an early conversion payment in an amount equal to 12 months of interest payable on the applicable series of converted New Convertible Notes.

The initial conversion rate is 363.6363 shares of Common Stock, per $1,000 principal amount of New Convertible Notes (representing an initial conversion price of $2.75 per share), subject to adjustment upon the occurrence of certain events.

Subject to compliance with certain conditions, the Company has the right to mandatorily convert the New Convertible Notes in whole or in part if the volume weighted average price of the Common Stock, or VWAP (as defined in the applicable indentures governing the New Convertible Notes) exceeds 40.00% of the applicable conversion price of the New Convertible Notes (representing an initial mandatory conversion trigger price of $1.10 per share) for at least 20 trading days during any 30 consecutive trading day period and the Company delivers a mandatory conversion notice. No early conversion payment will be made upon a mandatory conversion.

2022 Convertible Notes

The 2022 Convertible Notes will have an interest rate of 8.125% per year, payable in cash semi-annually in arrears on April 15 and October 15 of each year, beginning October 15, 2015; provided that the final interest payment date shall be on October 16, 2022. Interest on the 2022 Convertible Notes accrues from August 19, 2015. The 2022 Convertible Notes will mature on October 16, 2022, unless earlier repurchased or converted.

At any time prior to April 15, 2017, the Company is entitled, at its option, to redeem some or all of the 2022 Convertible Notes at a redemption price of 100% of the principal amount thereof, plus the “Applicable Premium” (as defined in the indenture governing the 2022 Convertible Notes) and accrued and unpaid interest, if any. On and after April 15, 2017, the Company may redeem the 2022 Convertible Notes, in whole or in part, at redemption prices (expressed as percentages of principal amount thereof) equal to 104.063% for the twelve-month period beginning on April 16, 2017, 102.708% for the twelve-month period beginning April 15, 2018, 101.354% for the twelve-month period beginning April 15, 2019 and 100.00% beginning on April 15, 2020 and thereafter, plus accrued and unpaid interest, if any. Additionally, in the event of a Change of Control (as defined in the indenture governing the 2022 Convertible Notes), holders of the New Convertible Notes may require the Company to repurchase all or a portion of their New Convertible Notes at a repurchase price equal to 101% of the principal amount of New Convertible Notes, plus accrued and unpaid interest, if any, to the applicable repurchase date.

The 2022 Convertible Notes will be guaranteed by the same guarantors that guarantee the 2022 Outstanding Notes, and the indenture governing the 2022 Convertible Notes will contain covenants substantially identical to those applicable to the 2022 Outstanding Notes.

2023 Convertible Notes

The 2023 Convertible Notes will have an interest rate of 7.5% per year, payable in cash semi-annually in arrears on February 15 and August 15 of each year, beginning February 15, 2016; provided that the final interest payment date shall be on February 16, 2023. Interest on the 2023 Convertible Notes accrues from August 19, 2015. The 2023 Convertible Notes will mature on February 16, 2023, unless earlier repurchased or converted.

At any time prior to August 15, 2017, the Company is entitled, at its option, to redeem some or all of the 2023 Convertible Notes at a redemption price of 100% of the principal amount thereof, plus the “Applicable Premium” (as defined in the indenture governing the 2023 Convertible Notes) and accrued and unpaid interest, if any. On and after August 15, 2017, the Company may redeem the 2023 Convertible Notes, in whole or in part, at redemption prices (expressed as percentages of principal amount thereof) equal to 103.75% for the twelve-month period beginning on August 15, 2017, 102.50% for the twelve-month period beginning August 15, 2018, 101.25% for the twelve-month period beginning August 15, 2019, and 100.00% beginning on August 15, 2020 and thereafter, plus accrued and unpaid interest, if any. Additionally, in the event of a Change of Control (a as defined in the indenture governing the 2023 Convertible Notes), holders of the New Convertible Notes may require the Company to repurchase all or a portion of their New Convertible Notes at a repurchase price equal to 101% of the principal amount of New Convertible Notes, plus accrued and unpaid interest, if any, to the applicable repurchase date.

The 2023 Convertible Notes will be guaranteed by the same guarantors that guarantee the 2023 Outstanding Notes, and the indenture governing the 2023 Convertible Notes will contain covenants substantially identical to those applicable to the 2023 Outstanding Notes.

Credit Agreement Amendment

On August 13, 2015, in conjunction with the Transactions, the Company, Royal Bank of Canada, as administrative agent and the lenders signatory to the Fourth Amended and Restated Credit Agreement, dated as of June 10, 2015 (the “Credit Agreement”), agreed to amend the Credit Agreement to allow the Company to redeem or purchase Existing Notes for up to $200 million in cash subject to certain limitations. Among other things, the amendment also modifies the definition of Consolidated Net Income to exclude any income attributable to the cancellation or early extinguishment of any Indebtedness from the calculation of Consolidated Net Income and Consolidated EBITDA.

Terms capitalized in the foregoing paragraph have the meaning given to them in the Credit Agreement.

The description above is a summary only and is qualified in its entirety by reference to the First Amendment to the Credit Agreement, dated as of August 13, 2015, filed as Exhibit 10.1 hereto and incorporated herein by reference.

On August 13, 2015, the Company issued a press release with respect to the issuance of the New Convertible Notes in the Exchange Transactions, the Outstanding Notes Repurchase and the amendment to the Credit Agreement. A copy of this press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Fourth Amended and Restated Credit Agreement, dated as of August 13, 2015, by and among the Company, as borrower, Royal Bank of Canada, as administrative agent, and the lenders signatory thereto.

99.1	Press release issued by SandRidge Energy, Inc. dated as of August 14, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 14, 2015

SANDRIDGE ENERGY, INC.
(Registrant)

By:	/s/ Philip T. Warman
Name:	Philip T. Warman
Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

No.	Description

10.1	First Amendment to Fourth Amended and Restated Credit Agreement, dated as of August 13, 2015, by and among the Company, as borrower, Royal Bank of Canada, as administrative agent, and the lenders signatory thereto.

99.1	Press release issued by SandRidge Energy, Inc. dated as of August 14, 2015